SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 31, 2013

INFINITY AUGMENTED REALITY, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53446	71-1013330
(State of Incorporation)	(Commission File Number)	(IRS Employer ID)

2220 Nostrand Avenue
Brooklyn, NY 11210
(Address of principal executive offices)

(212) 201-4070
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective December 31, 2013 Joshua Yifat resigned as Treasurer and Chief Financial Officer to pursue other interests and not as a result of any disagreements with the Board or other executive officers on any matter of accounting principles or practice or financial statement disclosure.  By agreement, Mr. Yifat’s employment with the Company was terminated.  The Company has entered into a consulting agreement with Mr. Yifat pursuant to which he will provide consulting services during the period January 1, 2014 through April 15, 2014 and receive aggregate cash compensation of approximately $51,500 and 4-year options to purchase 200,000 shares of the Company’s Common Stock under the Company’s 2013 Equity Incentive Plan.

Ortal Zanzuri has been appointed the new Treasurer and Chief Financial Officer of the Company, effective January 1, 2014.

Most recently, Ms. Zanzuri, age 34, has been serving as Chief Financial Officer and Treasurer of Infinity Augmented Reality Israel Ltd. (“IAR Israel”), the Company’s wholly owned subsidiary based in Israel, since November 1, 2013.  From 2010 until joining IAR Israel, she served as the Corporate Controller for Pointer Telocation Ltd. (PNTR), a leading developer, manufacturer and operator of Mobile Resource Management.  From 2007 to 2010, Ms. Zanzuri served as controller at Retalix Ltd (RTLX), a leading global provider of innovative software and services to high volume, high complexity retailers.  Earlier in her career, she also served as a Senior Accountant at EY Israel.  Ms. Zanzuri holds an auditors license, originally issued in 2007, from the Israeli Ministry of Justice.

Ms. Zanzuri is a first cousin of Moshe Hogeg, one of the Company’s Directors.

Ms Zanzuri is employed by IAR Israel under an employment agreement with a base annual compensation of NIS 480,000.  The employment agreement may be terminated by either party on 60 days’ notice or as otherwise provided in the agreement. Additionally, under the agreement, Ms. Zanzuri will be granted options to purchase 200,000 shares of restricted stock of the Company under the Company’s Equity Incentive Plan; such grant is subject to, among other things, the pending effectiveness of the Israeli Employee Sub-Plan under the 2013 Equity Incentive Plan and the adoption of a resolution by the Company’s Board of Directors.

ITEM 7.01 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

a)	Not Applicable.

b)	Not Applicable.

c)	Exhibits

No.              Exhibits
---                 --------
10.35    Employment Agreement, dated October 21, 2013, between Infinity Augmented Reality Ltd. and Ortal Zanzuri

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  January 7, 2014

INFINITY AUGMENTED REALITY, INC.

By:	/s/ Enon Landenberg
Enon Landenberg
President and Chief Executive Officer